Exhibit 99.1

FOR IMMEDIATE RELEASE

RATEXCHANGE CORPORATION CHANGES NAME TO

MCF CORPORATION

SAN FRANCISCO, CA – July 22, 2003 – Ratexchange Corporation (AMEX: RTX), the parent company of Merriman Curhan Ford & Co., a securities broker-dealer and investment bank, announced today that effective immediately it has changed its name to MCF Corporation. The Company’s ticker symbol has also been changed effective immediately to MEM.

“The name change, although largely symbolic, is the last step in the Company’s successful transition into a securities broker-dealer and investment bank,” stated Jon Merriman, chairman and chief executive officer of MCF Corporation. “The new name of the parent company now reflects the name of our brokerage, Merriman Curhan Ford & Co., which is the driver of the overall business.”

About Merriman Curhan Ford & Co. and MCF Corporation

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on emerging growth companies and growth-oriented institutional investors. The Firm provides sales and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. The Firm’s mission is to become a leader in the researching, advising, financing and trading of emerging growth equities. Merriman Curhan Ford & Co. is a subsidiary of MCF Corporation (AMEX: MEM) and is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

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Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 30, 2003. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

For More Information Contact:

Michael Mandelbaum

Mandelbaum Partners

310-202-6468

michaelm@mandelbaumpartners.com